UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 17, 2015

MULTIMEDIA PLATFORMS INC.
(Exact name of registrant as specified in its charter)

Nevada	001-33933	88-0319470
(State or other jurisdictionof incorporation)	(Commission File Number)	(IRS EmployerIdentification No.)

2929 East Commercial Blvd., Suite Ph-D

Fort Lauderdale, Florida 33308

(Address of principal executive offices)

(954) 440-4678

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	Entry into a Material Definitive Agreement.

On June 17, 2015, Multimedia Platforms, Inc. (the “Company”) entered into an asset purchase agreement (the “Asset Purchase Agreement”) with RND Enterprises, Inc. (the “Seller”), pursuant to which the Company purchased substantially all of the assets of the Seller from its sole shareholder Mr. David Moyal, for an amount equal to $1,000,000, consisting of $200,000 in cash payable at closing and $800,000 in the restricted shares of the Company’s common stock, valued at $0.40 per share for a total of 2,000,000 shares (the “Shares”). The transaction was closed on June 17, 2015.

The Seller is engaged in the business of publishing LGBT culture magazine known as Next Magazine.

The transaction includes customary representations, warranties and covenants. The foregoing description of the transactions does not purport to be a complete statement of the parties’ rights and obligations under the Asset Purchase Agreement and is qualified in its entirety by reference to the Asset Purchase Agreement, which is filed with this report as Exhibit 10.1.

ITEM 2.02.	Completion of Acquisition of Disposition of Assets.

The disclosure set forth under Item 1.01 above is incorporated by reference into this Item 2.02.

ITEM 3.02.	Unregistered Sale of Equity Securities.

The disclosure set forth under Item 1.01 above is incorporated by reference into this Item 3.02.

The Shares were issued in reliance on the exemptions for the issuance of securities not involving a public offering, as set forth in in Section 4(2) of the Securities Act of 1933, as amended.

ITEM 9.01.	Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT #	DESCRIPTION

10.1	Form of Asset Purchase Agreement, dated June 17, 2015, by and between Multimedia Platforms, Inc. and RND Enterprises, Inc.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MULTIMEDIA PLATFORMS, INC.

Date: June 23, 2015	By:	/s/ Bobby Blair
Bobby Blair
Chairman and Chief Executive Officer
(Principal Executive Officer)